EXHIBIT 10.1

SERVICENOW, INC.
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made as of June 6, 2017 by and between ServiceNow, Inc., a Delaware corporation (the “Company”), and David L. Schneider (“Executive”) and reinstates and amends that certain Employment Agreement dated as of May 21, 2011 by and between Executive and Company (as amended on July 3, 2014, the “Agreement”).
In consideration of the mutual promises, agreements and provisions contained in this Amendment, the Parties hereby agree as follows:

1.	Reinstatement. The Agreement is hereby reinstated in its entirety as amended by this Agreement, except to the extent that title, salary and certain other terms have been modified in due course.

2.	Term. The first sentence of Section 1.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“1.2    Term. The term of this Agreement shall begin on the Effective Date and shall continue until June 6, 2020, unless terminated earlier pursuant to Section 4 herein (the “Term”).”

3.	Effectiveness. This Amendment shall become effective as of the date first set forth above upon the execution hereof by the Company and Executive.

4.	Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

5.	Governing Law. The internal substantive laws, but not the choice of law rules, of California shall govern this Amendment.

6.	Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect.

[Signature Page Follows]

The parties have executed this Amendment as of the date first set forth above.

SERVICENOW, INC.

/s/ John J. Donahoe
John J. Donahoe President and Chief Executive Officer

EXECUTIVE

/s/ David L. Schneider
David L. Schneider